Exhibit 10.4

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is effective as of [DATE], between Microchip Technology Incorporated, a Delaware corporation (“Corporation”), and __________________________“Indemnified Person.”

WITNESSETH THAT:

WHEREAS, ______________________________ serves as a director, executive officer, employee or agent of the Corporation and performs a valuable service in such capacity for Corporation; and

WHEREAS, the stockholders of Corporation have adopted Bylaws (the “Bylaws”) providing for the indemnification of each of its directors, executive officers, employees and agents of Corporation to the maximum extent and in the manner permitted by the Delaware General Corporation Law, as amended ("Code"); and

WHEREAS, such Bylaws and the Code, by their non-exclusive nature, do not preclude contracts between Corporation and indemnified persons with respect to indemnification; and

WHEREAS, in order to induce the Indemnified Person to serve or continue to serve as a director, executive officer, employee or agent of Corporation, Corporation has determined and agreed to enter into this contract with the Indemnified Person;

NOW, THEREFORE, in consideration of the Indemnified Person’s continued service of Corporation after the date hereof, the parties hereto agree as follows:

1.Indemnity of Indemnified Person. Corporation hereby agrees to hold harmless and indemnify the Indemnified Person to the full extent authorized or permitted by the provisions of the Code, as may be amended from time to time.

2.Additional Indemnity. Subject only to the exclusions set forth in Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Indemnified Person:

A.against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnified Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Indemnified Person is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnified Person is, was or at any time becomes a director, executive officer, employee or agent of Corporation or is or was serving or at any time serves at the request of Corporation as a director, executive officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

B.otherwise to the fullest extent as may be provided to Indemnified Person by Corporation under the non-exclusive provisions of Article VI, Section 6.1 or 6.2 of the Bylaws (as applicable) and the Code.

3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by Corporation:

A. in respect to remuneration paid to Indemnified Person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

B.on account of any suit in which judgment is rendered against Indemnified Person for an accounting of profits made from the purchase or sale by Indemnified Person of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

C.on account of Indemnified Person conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

D.if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

4.Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Indemnified Person for any reason other than those set forth in paragraphs (A), (B) and (C) of Section 3, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Indemnified Person (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and Indemnified Person on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Indemnified Person on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Indemnified Person on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5.Continuation of Obligations. All agreements and obligations of Corporation contained herein shall continue during the period Indemnified Person is a director, executive officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, executive officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnified Person shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnified Person was an a director, executive officer, employee or agent of Corporation or serving in any other capacity referred to herein.

6.Notification and Defense of Claim. Promptly after receipt by Indemnified Person of notice of the commencement of any action, suit or proceeding, Indemnified Person will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Indemnified Person otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnified Person notifies Corporation of the commencement thereof:

A.Corporation will be entitled to participate therein at its own expense;

B.except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably acceptable to Indemnified Person. After notice from Corporation to Indemnified Person of its election so as to assume the defense thereof, Corporation will not be liable to Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by Indemnified Person in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnified Person shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnified Person unless (i) the employment of counsel by Indemnified Person has been authorized by Corporation, (ii) Indemnified Person shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnified Person in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Indemnified Person shall have made the conclusion provided for in (ii) above; and

C.Corporation shall not be liable to indemnify Indemnified Person under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnified Person without Indemnified Person’s written consent. Neither Corporation nor Indemnified Person will unreasonably withhold its consent to any proposed settlement.

7. Advancement and Repayment of Expenses.

A.In the event that Indemnified Person employs its own counsel pursuant to Section 6(B)(i) through (iii) above, Corporation shall advance to Indemnified Person prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all expenses (including legal fees and expenses) actually and reasonably incurred in investigating or defending any such action, suit or proceeding within thirty (30) days after receiving copies of invoices presented to Indemnified Person for such expenses.

B.Indemnified Person agrees that Indemnified Person will reimburse Corporation for all expenses actually and reasonably incurred and paid by Corporation in defending any civil or criminal action, suit or proceeding against Indemnified Person in the event and only to the extent it shall ultimately determine that Indemnified Person is not entitled, under the provisions of the Code, the Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

8. Enforcement.

A. Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Indemnified Person to continue as director, executive officer, employee or agent of Corporation, and acknowledges that Indemnified Person is relying upon this Agreement in continuing in such capacity.

B. In the event Indemnified Person is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Indemnified Person for all of Indemnified Person’s expenses (including attorneys’ fees) actually and reasonably incurred in bringing and pursuing such action.

9.Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

10.Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

11. Binding Effect. This Agreement shall be binding upon Indemnified Person and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnified Person, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

12.Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

	MICROCHIP TECHNOLOGY INCORPORATED		INDEMNIFIED PERSON

By		By
	[NAME]		[NAME]
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